Item 26. Exhibit (k)

Gary F. Murtagh
Vice President and Senior Counsel
Law Department
1295 State Street – B420
Springfield, MA 01111-0001
Tel: (413) 744-6240
Email: gmurtagh@massmutual.com

June 14, 2017

Massachusetts Mutual Life Insurance Company

1295 State Street

Springfield, MA 01111-0001

RE:	Massachusetts Mutual Life Insurance Company (“MassMutual”) and its Massachusetts Mutual Variable Life Separate Account I (the “Separate Account”)

Registration Statement filed on Form N-6 File Nos. 333-215823 and 811-08075 (the “Registration Statement”)

Prospectus Title: MassMutual ElectrumSM

Ladies and Gentlemen:

This opinion is furnished in connection with the above-referenced Registration Statement for the flexible premium variable adjustable life insurance policy issued to individuals under a group life insurance policy (the “policies”). The Separate Account issues the policies.

As Vice President and Senior Counsel for MassMutual, I provide legal advice to MassMutual in connection with the operation of its variable products. In such role, I am familiar with the filing for the policies. In so acting, I have made such examination of the law and examined or supervised the examination of such records and documents as in my judgment are necessary or appropriate to enable me to render the opinion expressed below. For purposes of such examinations, I have assumed the genuineness of all signatures on original documents and the conformity to the original of all copies. On the basis of this examination, I am of the following opinion:

1.	MassMutual is a valid and subsisting corporation, organized and operated under the laws of the Commonwealth of Massachusetts and is subject to regulation by the Massachusetts Commissioner of Insurance.

2.	Massachusetts Mutual Variable Life Separate Account I is a separate account validly established and maintained by MassMutual in accordance with Massachusetts law.

3.	The policies, when properly issued, are a legal and binding obligation of MassMutual, enforceable in accordance with their terms and applicable state and federal law.

I hereby consent to the use of this opinion as an exhibit to Pre-Effective Amendment No. 2 and to any pre-effective or post-effective amendments to this Registration Statement.

Very truly yours,

/s/ Gary F. Murtagh

Gary F. Murtagh

Vice President and Senior Counsel

Massachusetts Mutual Life Insurance Company

Massachusetts Mutual Life Insurance Company (MassMutual), Springfield, MA 01111-0001, and its affiliated US insurance companies.